                                                                    Exhibit 99.1

                                                                    NEWS RELEASE

                           [LOGO OF AMERISOURCEBERGEN]

                           AMERISOURCEBERGEN COMPLETES
                        PURCHASE OF BRIDGE MEDICAL, INC.

    Largest Pharmaceutical Distributor Adds Industry-Leading Bedside Scanning
                                   Capability

VALLEY FORGE, Pa. January 6, 2003--AmerisourceBergen Corporation (NYSE:ABC), the largest pharmaceutical services company in the U.S. dedicated solely to the pharmaceutical supply chain, today announced the completion of its purchase of Bridge Medical, Inc., the leading provider of barcode-enabled point-of-care software designed to reduce medication errors and decrease costs in healthcare facilities. The acquisition includes a base purchase price of $27 million and contingent payments of up to $55 million based on Bridge Medical achieving significant earnings targets in calendar years 2003 and 2004. AmerisourceBergen expects to pay the base purchase price and any contingent amounts primarily in shares of its common stock. AmerisourceBergen expects the acquisition to be neutral to earnings in fiscal 2003 and accretive in fiscal 2004 after the effect of any contingent payments.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is a leading distributor of pharmaceutical products and services to the hospital systems/acute care market, alternate care and mail order facilities, physicians, independent community pharmacies, and regional chain pharmacies. The Company is also a leader in the institutional pharmacy marketplace. With more than $40 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people serving over 25,000 customers. For more information, go to www.amerisourcebergen.com.

About Bridge Medical

Founded in 1996, Bridge Medical, Inc., is headquartered in Solana Beach, California. The company provides robust, affordable, easy-to-use technology-based patient safety solutions, including its market-leading MedPointTM and InfoPointTM software. A pioneer in the use of bar code technology in healthcare, Bridge has been honored for its patient safety solutions and educational initiatives. For more information, visit www.bridgemedical.com.

Forward-Looking Statements

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and other aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the businesses of AmeriSource and Bergen Brunswig will not be integrated successfully; failure to obtain and retain expected synergies; and other economic, business, competitive and/or regulatory factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2002.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements whether as a result of new information, future events or otherwise.

                                       ###

(C) Copyright 2003 AmerisourceBergen Corporation.